NUTTER, MCCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

                 TELEPHONE: 617 439-2000 FACSIMILE: 617 973-9748
CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS                                            (617) 439-2000


                                 August 31, 1998



Meditrust Corporation
197 First Avenue
Needham, Massachusetts 02194

     Re: Certain Federal Income Tax Matters
         ----------------------------------

Dear Ladies and Gentlemen:

     This opinion is delivered to you in our capacity as counsel to Meditrust Corporation, a Delaware corporation (the "Corporation"), in connection with a post-effective amendment to Registration Statement Nos. 333-40055 and 333-40055-1 filed with the Securities and Exchange Commission (the "SEC") on Form S-3 (the "Registration Statement") on or about the date hereof regarding the registration of $2,000,000,000 of debt and equity securities of the Corporation and Meditrust Operating Company (the "Operating Company," and together with the Corporation the "Companies") and the offering for resale of paired shares of common stock of the Companies by certain holders thereof (the "Offering").

     On November 5, 1997, the Corporation, then known as Santa Anita Realty Enterprises, Inc. ("Realty"), merged (the "Santa Anita Merger") with Meditrust, a Massachusetts business trust (the "Meditrust's Predecessor"), with the Corporation as the survivor. In connection with the Santa Anita Merger, Realty changed its name to Meditrust Corporation and Operating Company, formerly known as Santa Anita Operating Company and the stock of which was paired with the stock of Realty, changed its name to Meditrust Operating Company.

     This opinion relates (i) to the qualification of the Corporation and Meditrust's Predecessor as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and related matters, and
(ii) the accuracy of the discussion under the heading "Federal Income Tax Considerations" contained in the Registration Statement.

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NUTTER, MCCLENNEN & FISH, LLP

Meditrust Corporation
August 31, 1998
Page 2


     In rendering our opinion, we have examined such records, documents, information and other materials provided by the Corporation, and conducted such investigations, as we considered relevant, necessary or appropriate as a basis for such opinion. In addition, the Corporation has provided us with a certificate (the "Officers' Certificate") executed by duly appointed officers of the Corporation, setting forth certain factual representations relating to the manner in which the Corporation has been owned and operated through December 31, 1997. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct and complete and that all representations "to the best of the knowledge and belief" of any person or party or with similar qualification are and will be true, correct and complete as if made without such qualification and that no action will occur from the date hereof until the Offering that is inconsistent with such representations.

     We have assumed for purposes of this opinion that the Corporation and any affiliated entities have operated and will operate in accordance with their governing documents. We have also assumed in rendering the opinions set forth herein (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies,
(iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, (vii) the factual accuracy of all representations, warranties and other statements made by all parties, and
(viii) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion that:

          (1) The Corporation, since its taxable year ended December 31, 1992 through it taxable year ended December 31, 1997, has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Corporation's form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

          (2) Meditrust's Predecessor, since its taxable year ended December 31, 1989 through its final taxable year, was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

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NUTTER, MCCLENNEN & FISH, LLP

Meditrust Corporation
August 31, 1998
Page 3


          (3) Immediately following the Offering, the Corporation will be exempt from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984.

          (4) The statements in the Registration Statement set forth under the heading "Federal Income Tax Considerations," to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

     In rendering the foregoing opinions, we note that a revocation or termination of the Corporation's qualification as a REIT in its taxable years ended December 31, 1989, 1990 or 1991 could potentially have prevented the Corporation from qualifying as a REIT through its taxable years ended December 31, 1994, 1995 or 1996 (even if otherwise organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code), because a revocation or termination of the Corporation's qualification as a REIT could preclude the Corporation from re-electing REIT status for five years. Such a revocation or termination of the corporation's qualification as a REIT, however, would not have precluded the Corporation's qualification as a REIT for later taxable years, and, consequently, we did not examine the relevant materials necessary to render an opinion regarding the qualification of the Corporation as a REIT for taxable years ended December 31, 1989, 1990, and 1991. Moreover, any revocation or termination of the Corporation's qualification as a REIT in its taxable years ended December 31, 1989, 1990, or 1991 or other failure to qualify as a REIT in such years would not have a material adverse tax effect on the Corporation or its shareholders if such event caused the Corporation to fail to qualify as a REIT in its taxable years ended December 31, 1994, 1995 or 1996. A failure of the Corporation to have qualified as a REIT in its taxable year ended December 31, 1994 and 1996 could not have an adverse tax effect because the Corporation sustained a net loss for those years, as indicated on its federal income tax returns, and thus would not have incurred any federal income tax even if it had been precluded from qualifying as a REIT for such years. With respect to the Corporation's taxable year ended December 31, 1995, any failure to have qualified as a REIT for such year would not have a material adverse tax effect on the Corporation or its shareholders because the Corporation's tax liability would have been nominal on a per share basis. Any adjustment to tax for years prior to 1994 generally would be precluded by the statute of limitations.

     We express no opinion herein other than the opinions expressly set forth above. In particular, our opinion address the matters set forth above under U.S. federal income tax law only, and no opinion is expressed under the provisions of any foreign, state or local tax law.

     Although this opinion reflects our conclusions as to the application of current law to the facts and transactions described herein, we can offer no assurance that contrary positions will

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NUTTER, MCCLENNEN & FISH, LLP

Meditrust Corporation
August 31, 1998
Page 4

not be asserted by the IRS or that the IRS or a court of law will not rule otherwise. Moreover, changes in applicable law could adversely affect our opinion. We undertake no responsibility to apprise you of any developments in the applicable law after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the caption "Federal Income Tax Considerations" in the Registration Statement. This opinion is being provided to you in connection with the Registration Statement while it is effective, as so amended, and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act. This opinion may not be relied upon by any other person or used for any other purpose without our prior written consent.


                                             Very truly yours,

                                             /s/ Nutter, McClennen & Fish, LLP

                                             NUTTER, MCCLENNEN & FISH, LLP